EXHIBIT 23A

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2000, appearing on page 29 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Rochester, New York

August 11, 2000